                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                            eResearchTechnology, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
                            eResearchTechnology, Inc.
                               30 S. 17th Street
                             Philadelphia, PA 19103




                                                                 March 20, 2003


Dear eResearchTechnology, Inc. Stockholders:

   You are cordially invited to the Annual Meeting of Stockholders to be held at 3:00 P.M. on April 22, 2003 at the Company's executive offices, 30 South 17th Street, Philadelphia, PA 19103.

   Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

   Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person you may still do so.


                             Very truly yours,


                             /s/ JOEL MORGANROTH, M.D.


                             JOEL MORGANROTH, M.D.
                             Chairman of the Board
                             eResearchTechnology, Inc.

                           eResearchTechnology, Inc.


                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 22, 2003

                    ----------------------------------------



To the Stockholders:

   The Annual Meeting of Stockholders of eResearchTechnology, Inc. (the "Company") will be held at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, at 3:00 P.M. on April 22, 2003 for the following purposes:

   1. To elect three directors to serve three-year terms.

   2. To approve the 2003 Stock Option Plan.

   3. To approve an amendment to the Company's Restated Certificate of Incorporation to authorize an additional 35,000,000 shares of Common Stock, $.01 par value.

   4. To ratify the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP as independent accountants for 2003.

   5. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

   Stockholders of record as of the close of business on March 11, 2003 are entitled to notice of and to vote at the meeting.

   Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.


                                     By Order of the Board of Directors,


                                     /s/ ANNA MARIE PAGLIACCETTI

                                     ANNA MARIE PAGLIACCETTI
                                     Vice President, General Counsel and
                                     Secretary

Philadelphia, PA
March 20, 2003
                           eResearchTechnology, Inc.
                               30 S. 17th Street
                             Philadelphia, PA 19103

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

   These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors of eResearchTechnology, Inc., a Delaware corporation ("eRT" or the "Company"), for the Annual Meeting of Stockholders of eRT to be held at 3:00 P.M. on April 22, 2003, at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, and any adjournments or postponements of such meeting. These proxy materials were first mailed to stockholders on or about March 20, 2003. Sending a signed proxy will not affect the stockholder's right to attend the Annual Meeting and vote in person. Every stockholder has the power to revoke such stockholder's proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with the Secretary of the Company a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Stockholders Entitled to Vote

   The close of business of March 11, 2003 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were _____________ outstanding shares of the common stock, $.01 par value (the "Common Stock"), of eRT.

Voting of Proxies

   A form of proxy is enclosed. All properly executed proxies received by the Board of Directors, and not revoked, will be voted as indicated in accordance with the instructions thereon. In the absence of contrary instructions, shares represented by such proxies will be voted for the election of the director nominees named in this proxy statement, for the approval of the Company's 2003 Stock Option Plan, for the proposal to amend the Company's Restated Certificate of Incorporation to authorize an additional 35,000,000 shares of Common Stock and for ratification of KPMG LLP as independent accountants for the year ending December 31, 2003, all of which are described herein; and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

   The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding as of the record date is entitled to one vote on each matter that may be brought before the Annual Meeting. Election of directors will be by plurality of the votes cast. Any other proposal will require the affirmative vote of a majority of the votes that the holders of shares present in person or by proxy are entitled to cast on such proposal. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Costs Of Solicitation

   The entire cost of soliciting proxies will be borne by eRT. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone by directors, officers or regular employees of eRT, none of whom will receive additional compensation therefor.

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

   The Board of Directors currently consists of six directors divided into three classes. Three directors are to be elected at the Annual Meeting to serve until the 2006 Annual Meeting. With the election of three directors, the

Board of Directors will consist of seven directors. The nominees for election as directors are Joseph A. Esposito and John M. Ryan, each of whom currently serves on the Board, and David D. Gathman. The Company's remaining four directors will continue in office for the terms specified below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. ESPOSITO, MR. RYAN AND MR. GATHMAN.

   The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or, in lieu thereof, the Board of Directors may reduce the number of directors. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or will decline to serve as a director.

   The following table lists the name and age of the three nominees and the four continuing directors of the Company whose terms of office will continue after the Annual Meeting, and the year in which each director's term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting).


                                                                             Year of
        Name                                                 Age As       Expiration of
        ----                                                of 3/1/03   Term as Director
                                                            ---------   ----------------
        Nominees for Election
          Joseph A. Esposito............................       50             2006
          John M. Ryan..................................       67             2006
          David D. Gathman..............................       55             2006

        Directors Continuing in Office
          Sheldon M. Bonovitz...........................       65             2004
          Arthur H. Hayes, Jr., M.D.....................       69             2004
          Joel Morganroth, M.D..........................       57             2005
          Stephen S. Phillips...........................       57             2005


   Mr. Esposito has served as President and Chief Executive Officer of the Company since March 2001. Mr. Esposito formerly served as the President and Chief Operating Officer of the Company from April 1998 until March 2001 and has served as a member of its Board of Directors since 1999. He also served as President of the Company's Clinical Research Technology and Services division from October 1997 to April 1998. From May 1997 through October 1997, he was President of DLB Systems, Inc. He has over 28 years of experience in technology, working closely with pharmaceutical companies in the areas of clinical research, supply chain management and regulatory document management. Mr. Esposito was awarded the 2002 Ellis Island Medal of Honor by Congress and the National Ethnic Coalition Organization for outstanding citizenship, individual achievement and encouragement of cultural unity.

   Mr. Ryan has served on the Company's Board of Directors since 1999. Since 1987, Mr. Ryan has been a principal in Devon Hill Ventures, Inc., a venture investing and consulting firm focusing on technology investments. In 1977, Mr. Ryan founded SunGard Data Systems, Inc. and served as its Chief Executive Officer until 1986 and its Chairman until 1987. Mr. Ryan served as Chairman and Acting Chief Executive Officer for DLB Systems, Inc. from 1995 until its acquisition by the Company in 1997. Mr. Ryan is also a director of Neoware Systems, Inc. and a number of private companies.

   Mr. Gathman has been nominated by the Company's current Board of Directors to serve as a member of the Board for a three-year term beginning in April 2003. Since May 2002, Mr. Gathman has been Vice President and Chief Financial Officer of Targeted Diagnostics & Therapeutics, Inc., which develops molecular-based technologies for the detection, diagnosis and treatment of colorectal cancer, gastrointestinal cancers and certain infectious diseases. From February 2001 until May 2002, Mr. Gathman served as the Senior Vice President and Chief Financial Officer of the Federal Reserve Bank of Philadelphia. Prior to that, Mr. Gathman was Chief Financial Officer of Internet Capital Group, Inc. from January 1999 until September 2000, and Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Integrated Systems Consulting

Group, Inc., an information services consulting firm, from March 1994 until December 1998. Mr. Gathman is also a director of Neoware Systems, Inc. and another private company.

   Mr. Bonovitz has served on the Company's Board of Directors since 1999. Mr. Bonovitz has been a partner in the law firm of Duane Morris LLP for more than five years, where he currently serves as Chairman and Chief Executive Officer. Mr. Bonovitz is also a member of the Board of Directors of Comcast Corporation. In addition, he serves on the Boards of Trustees of The Curtis Institute of Music and the Philadelphia Museum of Art.

   Dr. Hayes has served on the Company's Board of Directors since 1996. Since 1991, Dr. Hayes has served as President and Chief Operating Officer of MediScience Associates, Inc., a consulting firm. Dr. Hayes is an advisor to firms in health care product development and regulation, clinical pharmacology, and medical and pharmacy practice, and is internationally recognized as a medical researcher and clinician. Dr. Hayes served as Commissioner of the Food and Drug Administration from 1981 to 1983. He is also a member of the Board of Directors of Celgene, Inc., Myriad Genetics and NaPro Biopharmaceuticals, Inc.

   Dr. Morganroth has served as the Chairman of the Company since 1999, its Chief Scientist since March 2001 and as a director of the Company since 1997. He served as Chief Executive Officer from 1993 to March 2001. In addition, Dr. Morganroth has consulted for the Company since 1976. Dr. Morganroth is a globally recognized cardiologist and clinical researcher. Dr. Morganroth served for over ten years as a Medical Review Officer/Expert for the Food and Drug Administration.

   Mr. Phillips has served on the Company's Board of Directors since August 2002. Mr. Phillips currently serves as Special Counsel to Medtronic Sofamor Danek, Inc. Before its acquisition in 1999 by Medtronic, Mr. Phillips was the Executive Vice President, General Counsel and Secretary of Sofamor Danek Group, Inc., a manufacturer of spinal implants and cranial navigation systems used in neurosurgery. Before joining Sofamor Danek in 1998, Mr. Phillips was a senior partner in the Philadelphia office of Pepper Hamilton LLP where he was a member of the firm's Executive Committee.

   There are no family relationships among the directors, the director nominees and the executive officers.

Board of Directors Meetings and Committees

   The Board of Directors of the Company held a total of ten meetings during 2002. Each director attended more than 75% of the meetings of the Board of Directors and any committee of which he is a member except for Dr. Hayes who attended approximately 69% of such meetings.

   The Board of Directors has an Executive Committee, a Compensation and Stock Option Committee, and an Audit Committee.

   The Executive Committee has, with certain exceptions, all the authority of the Board of Directors, and has specifically been delegated the authority to make recommendations to the Board with respect to management nominees to the Board of Directors and to review and make recommendations with respect to such stockholder nominees to the Board as may be submitted to the corporation. A stockholder desiring to propose a candidate to the Executive Committee should submit a written recommendation, together with sufficient biographical information concerning the individual, to the Secretary of the Company. While letters of recommendation may be submitted for consideration at any time, the Company requests that recommendations be received prior to November 15 in any year for consideration in connection with the nomination and election of directors at the Company's next Annual Meeting. This Committee, which currently consists of Mr. Bonovitz, Dr. Morganroth, and Mr. Ryan, did not hold any meetings during 2002.

   The Compensation and Stock Option Committee is primarily responsible for determining the compensation payable to the officers and key employees of the Company and for recommending to the Board of Directors additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company, except that no member of the Committee may take part in any decision pertaining to his compensation or benefits in his capacity as a director of the Company. The Committee also is primarily responsible for administering the Company's stock option plans, awarding stock options to key employees and non-employee directors of the Company and determining the terms and conditions on which the options are granted. This Committee, which currently consists of Dr. Hayes and Mr. Ryan, held three meetings during 2002.

   The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls, and has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors. The committee held nine meetings during 2002. Mr. Jerry Lee served as a member of the Audit Committee from January 1, 2002 until his term as director expired on April 23, 2002, at which time Mr. Bonovitz became a member of the Committee. Mr. James Gale and Mr. Howard Ross served as members of the Audit Committee from January 1, 2002 until their resignations from the Board of Directors on July 23, 2002, at which time Mr. Phillips and Mr. Ryan became members of the Committee. The Committee currently consists of Mr. Bonovitz, Mr. Phillips and Mr. Ryan. The members of the Audit Committee are independent, as defined by NASDAQ rules.

Audit Committee Report on Audited Financial Statements

   The Audit Committee of the Board of Directors recommends to the Board of Directors the accounting firm to be retained to audit the Company's financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the Company.

   Accordingly, the Audit Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (c) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with the Company's independent accountants its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with the Company's independent accountants the overall scope and plans for its audit. The Audit Committee met with management and the Company's independent accountants to discuss the results of the accountants' examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

   In reliance on the review and discussions referred to above, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

   This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other eRT filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that eRT specifically incorporates this report by reference therein.

                         Members of the Audit Committee
                          Sheldon M. Bonovitz (Chair)
                              Stephen S. Phillips
                                  John M. Ryan

   On July 3, 2002, the Company dismissed Arthur Andersen LLP ("Andersen"), as its independent accountant, and appointed KPMG LLP as its new independent accountant. The decision to change the Company's independent accountant was recommended by the Audit Committee and approved by the Board of Directors of the Company.

   Andersen's reports on the Company's financial statements for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   During the years ended December 31, 2000 and December 31, 2001 and the period from December 31, 2001 through July 3, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

   At the time this disclosure was first made, the Company provided Andersen with a copy of the foregoing disclosures and requested a letter from Andersen addressed to the Securities and Exchange Commission stating whether it agreed with such statements. Andersen orally advised the Company that due to events impacting Andersen's infrastructure it was unable to issue such a letter.

   During the years ended December 31, 2000 and December 31, 2001 and the period from December 31, 2001 through July 3, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

   During 2002, the Company retained its principal independent accountants to provide services in the following categories and amounts:



        Audit Fees                                                              $121,000
        Financial Information Systems Design and Implementation Fees                   0
        All Other Fees
          Audit-related fees                                                      42,005
          Tax compliance                                                         144,400
                                                                                --------
          Total All Other                                                        186,405
                                                                                --------
        Total Fees                                                              $307,405
                                                                                ========


   Audit fees were for professional services rendered in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2002 that are customary under auditing standards generally accepted in the United States or that are customary for the purpose of rendering an opinion or review report on the financial statements, and for the review of the financial statements included in the quarterly reports on Form 10-Q required to be filed during fiscal year 2002. Audit-related fees consist primarily of services rendered in connection with due diligence procedures requested by the Company in relation to a proposed transaction. Tax compliance fees consist primarily of 2002 federal, state and local tax return preparation and work related to the determination and support of research and development tax credits available to the Company for fiscal years 2001 and 2002.

   The Audit Committee has considered the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

Compensation of Directors

   During 2002, directors who are not employees of the Company received a fee of $1,000 for each directors meeting attended and $500 for each committee meeting attended, and also received an annual retainer of $6,000. Upon the initial election of any "outside director" (as defined), such individual receives at the time of election an automatic one-time option grant of 5,000 shares of Common Stock, and each outside director receives a fixed annual option grant of 5,000 shares of Common Stock. If the 2003 Stock Option Plan is approved, these amounts will increase from 5,000 shares to 10,000 shares. Each director is also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and other services as a director.

Certain Relationships and Related Party Transactions

   Certain of the Company's diagnostic testing and clinical research contracts require that specified medical professional services be provided by Joel Morganroth, M.D., the Company's Chairman and Chief Scientist. The Company has retained Joel Morganroth, M.D., P.C., a professional corporation owned by Dr. Morganroth, to provide these and other services related to the successful operation, marketing and business development of the Company's Cardiac Safety division. This professional corporation received fees for these services of approximately $389,000 for 2002, which included a bonus award of $209,000. Effective January 1, 2003, the Company amended its consulting agreement with the professional corporation, for which the professional corporation will receive fees at the rate of $228,000 per annum plus discretionary bonuses to be determined by the Board of Directors. The consulting agreement continues on a year to year basis unless terminated.

   Sheldon M. Bonovitz, a director of eRT, is a partner of the law firm of Duane Morris LLP, which performs legal services for the Company.

Executive Compensation

Compensation Committee Report on Executive Compensation

   The Compensation and Stock Option Committee of the Board of Directors consists entirely of non-management directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefit policies for the Company.

   The Committee believes that the most effective compensation program is one that provides executives competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company.

The Company's executive compensation programs are designed to:

   o Align the interests of executive officers with the long-term interests of stockholders.

   o Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

   o Support an environment that rewards executive officers based upon corporate and individual performance and results.

   o Attract and retain executive officers critical to the long-term success of the Company.

   In 2002, the basic components of executive officer compensation consisted of base salary, a cash bonus plan tied to measurements based on Company performance, and long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company's employees.

   Base Salary. Technology companies face competition for qualified employees, and the Committee believes it is important that Company executive officer compensation levels be competitive with other technology companies. The Committee reviewed the compensation of its executives in comparison with other publicly traded technology companies of similar size and development stage and targeted base salary levels to be consistent with comparable positions at these companies.

   Annual Incentive Compensation Program. In 2002, the Company offered an annual incentive compensation program permitting officers and all employees to earn cash bonuses based on achieving targeted financial goals. Based upon actual 2002 performance, the bonus pool for executive officers was $963,000 with the executive officer participants earning bonuses ranging from 25% to 100% of base salary.

   The Committee believes that this annual incentive compensation program aids in ensuring that the Company's overall levels of compensation remain competitive and benefits the Company in that a significant portion of the compensation of executive officers is in the form of variable incentive pay, which further aligns the interests of the executive officers with the interests of the Company's stockholders.

   Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of the Company's stock effectively motivates the building of stockholder wealth and aligns the interests of management with those of the Company's stockholders. The Company's executive officers received option grants totaling 2,500 shares of Common Stock during 2002 under the terms of the Company's 1996 Stock Option Plan at a per share exercise price equal to market price on the date of grant. All options become exercisable over four years, in equal annual increments beginning one year after the date of grant, contingent upon the officer's continued employment with the Company. There were no options granted in 2002 to the executive officers listed in the Summary Compensation Table appearing in this proxy statement.

   Chief Executive Officer Compensation. The compensation plan for Mr. Esposito for 2002 contained the same elements and operated in the same manner as the compensation plan described above for all the executive officers. His base salary was unchanged from 2001 and 2000. His specific performance goals for incentive compensation were based on the Company's long-term plan and on the annual operating budget approved by the Board of Directors. His actual cash bonus was calculated based on the achievement of those specific goals. In 2002, the Company achieved exceptional growth in both revenues and profitability, substantially improved its competitive position and significantly enhanced its proprietary software. The Compensation Committee believes in rewarding exceptional performance with exceptional compensation. Following the terms of Mr. Esposito's

2002 executive incentive compensation plan, the Compensation Committee approved a cash bonus of $271,389, representing slightly more than 100% of his base salary for the year. In the opinion of the Compensation Committee, the compensation paid to Mr. Esposito was consistent with the compensation of other chief executive officers in comparable companies with similar performances.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for 2002 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company's executive officers in the foreseeable future will exceed that limit.

             Members of the Compensation and Stock Option Committee
                              John M. Ryan (Chair)
                           Arthur H. Hayes, Jr., M.D.

Compensation Committee Interlocks and Insider Participation

   At the end of 2002, the Compensation and Stock Option Committee was composed of Dr. Hayes and Mr. Ryan. Neither of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, nor had they had any other relationship requiring disclosure by the Company under Item 402 of Regulation S-K.

Summary Compensation Table

   The following table sets forth information in respect of the compensation paid for the years ended December 31, 2000, 2001 and 2002 to the persons (sometimes collectively referred to as the "Named Executive Officers") who were, at any time during 2002, the Chief Executive Officer, and at the end of 2002, the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in such year:

                                                                            Annual               Long Term
                                                                        Compensation(1)       Compensation(2)
                                                                      -------------------   ------------------
                                                                                                Securities           All Other
        Name and Principal Position                           Year    Salary      Bonus     Underlying Options    Compensation(3)
        ---------------------------                           ----   --------    --------   ------------------    ---------------
Joseph A. Esposito........................................    2002   $270,000    $271,389              --             $ 3,280
 President and Chief                                          2001   $270,000    $ 90,000         121,501             $ 3,298
 Executive Officer                                            2000   $270,000    $125,000              --             $ 3,441

Jeffrey S. Litwin, M.D....................................    2002   $170,000    $157,147              --             $ 3,282
 Sr. Vice President and Chief                                 2001   $150,000    $112,740          90,000             $ 3,268
 Medical Officer                                              2000   $ 69,230    $ 42,917              --             $ 1,164

Robert S. Brown...........................................    2002   $170,000    $133,248              --             $11,532
 Sr. Vice President,                                          2001   $150,000    $112,740          45,000             $11,143
 Outsourcing Partnerships                                     2000   $148,000    $ 82,500          41,250             $11,316

Bruce Johnson.............................................    2002   $175,000    $111,385              --             $ 3,068
 Sr. Vice President and Chief                                 2001   $175,000    $ 30,000          45,000             $ 3,298
 Financial Officer                                            2000   $129,230    $ 68,750         105,001             $ 2,323

Scott Grisanti............................................    2002   $170,000    $ 50,250              --             $ 3,135
 Sr. Vice President, Business                                 2001   $150,000    $ 60,000          75,000             $ 3,110
 Development and Chief                                        2000   $ 25,961    $  5,700              --             $   104
 Marketing Officer

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.

(2) Option amounts are adjusted to reflect the 50% stock dividend paid on July 16, 2002.

(3) Represents the sum of (A) the Company's 401(k) plan contributions, which in 2002 were $2,750 for Mr. Esposito, $2,750 for Dr. Litwin; $11,000 for Mr. Brown, $2,538 for Mr. Johnson and $2,619 for Mr. Grisanti; and (B) the dollar value of the insurance premium paid by the Company with respect to group term life insurance, which for 2002 was $530 for Mr. Esposito, $532 for Dr. Litwin, $532 for Mr. Brown, $530 for Mr. Johnson and $516 for Mr. Grisanti. In 2001, these amounts were $2,625 for Mr. Esposito, $2,625 for Dr. Litwin, $10,500 for Mr. Brown, $2,625 for Mr. Johnson and $2,547 for Mr. Grisanti for 401(k) plan contributions; and $673 for Mr. Esposito, $643 for Dr. Litwin, $643 for Mr. Brown, $673 for Mr. Johnson and $563 for Mr. Grisanti for the dollar value of the insurance premium paid by the Company with respect to group term life insurance. In 2000, these amounts were $2,625 for Mr. Esposito, $804 for Dr. Litwin, $10,500 for Mr. Brown and $1,712 for Mr. Johnson for 401(k) plan contributions; and $816 for Mr. Esposito, $360 for Dr. Litwin, $816 for Mr. Brown, $611 for Mr. Johnson and $104 for Mr. Grisanti for the dollar value of the insurance premium paid by the Company with respect to group term life insurance.

Employment Contracts

   The Company has entered into employment agreements with each of the Named Executive Officers. Under these agreements, the employment may be terminated with or without cause by the Company at any time. In the event that the Company terminates an officer's employment other than "for cause", the Company is obligated to continue normal salary payment for between six months and one year. These agreements provide that, upon a change of control (as defined therein) of the Company in which the officer is not provided a comparable position, the executive has the right to resign and receive the severance that would otherwise be provided if the executive's employment was terminated other than "for cause" and, in some instances, severance up to one year of total salary if severance would have otherwise been less. Pursuant to the agreement, each officer has agreed for a period of no less than one year after termination of employment, to refrain from interfering with the Company's business by soliciting customers or employees.

2002 Option Exercises and Fiscal Year-End Values

   The following tables contain certain information concerning the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 2002 and as to the shares acquired and the value realized by Named Executive Officers who exercised options in 2002.


                                                                                Number of Securities         Value of Unexercised
                                              Shares                           Underlying Unexercised        In-the-Money Options
  Name                                      Acquired on    Value Realized    Options at FY-End 2002 (#)     at FY-End 2002 ($)(2)
  ----                                     Exercise (#)        ($)(1)        Exercisable/Unexercisable    Exercisable/Unexercisable
                                           ------------    --------------    --------------------------   -------------------------
Joseph A. Esposito .....................             --                --               303,375/148,127     $3,490,264/$1,816,416
Jeffrey S. Litwin, M.D .................          2,000           $22,020                 20,500/67,500         $224,394/$756,281
Robert S. Brown ........................         12,015           $91,554                 33,750/54,375         $326,756/$577,388
Bruce Johnson ..........................             --                --                 81,252/68,749         $729,133/$706,825
Scott Grisanti .........................             --                --                 18,750/56,250         $228,188/$684,563

---------------
(1) Value realized is the difference between the market price of a share of Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares underlying the option.

(2) Value of unexercised "in-the-money" options is the difference between the market price of a share of the Company's Common Stock on December 31, 2002 and the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option.

Stockholder Return Performance Graph

   The following graph compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the NASDAQ Stock Market (U.S.) Index and NASDAQ Health Service Index for the period commencing December 31, 1997 and ending December 31, 2002. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index, and that all dividends, if any, were reinvested.








                               [graphic omitted]





                               12/97    12/98     12/99    12/00     12/01    12/02
                              -----------------------------------------------------
ERESEARCHTECHNOLOGY, INC      100.00    38.42     82.64    64.21     98.69   211.57
NASDAQ STOCK MARKET (U.S.)    100.00   140.99    261.48   157.42    124.99    86.33
NASDAQ HEALTH SERVICES        100.00    84.77     68.19    93.60    101.20    87.20


Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of March 12, 2003, with respect to the beneficial ownership of the Common Stock of the Company by
(i) the Company's directors and Named Executive Officers, (ii) the Company's directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

                                                           Shares
                                                        Beneficially   Percentage
              Name of Beneficial Owner                     Owned          Owned
              ------------------------                  ------------   ----------
Joel Morganroth, M.D. (1) (5) .....................     1,295,962        11.8%
Jack Silver (2) ...................................       600,000         5.5
The Pinnacle Fund, L.P. (3) .......................       573,385         5.3
Joseph A. Esposito (5) ............................       223,801         2.0
Bruce Johnson (5) .................................       127,501         1.2
Stephen S. Phillips (4) ...........................        95,300           *
Robert S. Brown (5) ...............................        68,812           *
John M. Ryan (5) ..................................        66,150           *
Jeffrey S. Litwin, M.D. (5) .......................        38,625           *
Scott Grisanti (5) ................................        37,500           *
Sheldon M. Bonovitz (5) ...........................        32,807           *
Arthur H. Hayes, Jr., M.D. (5) ....................        30,000           *
All directors and executive officers as a Group
  (12 persons) (5).................................     2,088,683        18.2


---------------
 *Less than 1.0%

(1) Dr. Morganroth's address is 30 S. 17th Street, Philadelphia, Pennsylvania 19103. Includes (i) 600,000 shares directly owned by Dr. Morganroth, as to which he has sole voting and dispositive power; (ii) 600,000 shares held in a trust, the trustee of which is Dr. Morganroth's wife and the beneficiaries of which are Dr. Morganroth's children, as to which Dr. Morganroth disclaims beneficial ownership; and (iii) 14,400 shares owned by a pension plan, as to which Dr. Morganroth has shared voting and dispositive power.

(2) Mr. Silver's address is 660 Madison Ave., New York, New York 10021.
    Includes: (i) 83,250 shares held by the Sherleigh Associates Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee; (ii) 32,250 shares held by Sherleigh Associates LLC, a New York limited liability company of which Mr. Silver is the President; and (iii) 484,500 shares held by the Sherleigh Associates Profit Sharing Plan, a trust of which the Mr. Silver is trustee. This information is as reported by Mr. Silver in a Schedule 13G dated January 29, 2003 filed with the Securities and Exchange Commission.

(3) The Pinnacle Fund, L.P's address is Suite 240, 4965 Preston Park Blvd., Plano, TX 75093. Excludes 900 shares owned by Mr. Barry Kitt's three minor children. Mr. Kitt is the general partner of the Pinnacle Fund, L.P. Mr. Kitt disclaims beneficial ownership of shares owned by his minor children and the Pinnacle Fund, L.P. This information is as reported by the Pinnacle Fund, L.P. and Mr. Barry Kitt, each in a Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission.

(4) Includes 750 shares owned by Mr. Phillips' minor children, of which Mr. Phillips acts as custodian.

(5) Includes the following shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next 60 days:


          Name
          ----                                                            Number of options
                                                                          -----------------
          Joel Morganroth, M.D. ......................................         81,562
          Joseph A. Esposito .........................................        141,061
          Bruce Johnson ..............................................        127,501
          Robert S. Brown ............................................         55,312
          John M. Ryan ...............................................         33,600
          Jeffrey S. Litwin, M.D. ....................................         33,625
          Scott Grisanti .............................................         37,500
          Sheldon M. Bonovitz ........................................         30,000
          Arthur H. Hayes, Jr., M.D. .................................         30,000
          Other executive officers ...................................         71,625
          All directors and executive officers as a group ............        641,786

Compliance with Section 16(a) of the Securities Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the NASDAQ Stock Market. Based upon a review of the forms and written representations that it received, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied, with the exception of one Form 5 filing that was filed thirteen days after its due date of February 14, 2003.

                       APPROVAL OF 2003 STOCK OPTION PLAN
                                (Proposal No. 2)

General

   On March 5, 2003, the Board of Directors of the Company, based on the recommendation of the Compensation and Stock Option Committee (the "Committee"), adopted, subject to stockholder approval at the Annual Meeting, the Company's 2003 Stock Option Plan (the "Plan"). The Company adopted the Plan because its 1996 Stock Option Plan will expire in three years and the number of shares available for the grant of options thereunder was not adequate in view of the Company's current plans.

   A total of 850,000 shares of Common Stock are reserved for issuance under the Plan. Including the 850,000 shares reserved for issuance under the Plan, if the stockholders approve the Plan at the Annual Meeting, as of March 11, 2003, there would have been an aggregate of ________________ shares of Common Stock reserved for issuance under all of the Company's plans, including outstanding options granted under those plans or shares available for future option grants under those plans. This total would represent _____% of the shares outstanding as of March 11, 2003, after giving effect to the issuance of these ______________ shares upon the exercise of options granted or to be granted under the plans.

   The Plan permits the granting of options ("Options") to purchase Common Stock of the Company, including Options intended to qualify as incentive options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Options not intended to so qualify ("Nonqualified Options"), to directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee may determine.

Proposal

   At the Annual Meeting, stockholders entitled to vote are being asked to approve and adopt the Plan. The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy at the Annual Meeting is required to approve the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN. The Plan is summarized below.

Purpose

   The purpose of the Plan is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries may be given an opportunity to purchase shares of the Company's Common Stock. The Company intends that the Plan will promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.

Administration

   The Plan is administered by the Committee, which is a committee consisting of not less than two directors appointed from time to time by the Company's Board of Directors (the "Board"). The Committee has full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the people to whom Options shall be granted under the Plan; to determine the type of Options to be made and the amount, size and terms of each such Option; to determine when an Option shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may also establish subplans under the Plan to the extent it determines it necessary or appropriate to conform to the applicable requirements of jurisdictions other than the United States in order to achieve the material purposes of awarding Options in those jurisdictions. Notwithstanding the foregoing, the Board may, in its discretion, itself exercise the authority granted under the Plan to the Committee. The members of the Committee must be Non-Employee Directors (within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision thereto), and "outside directors" within the meaning of Treas. Reg. 1.162-27(e)(3).

Eligibility

   Persons eligible to receive Options under the Plan are limited to the directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee determines from time to time.

Annual Limitations

   No employee may be granted, in any given one-year period, Options with respect to more than 150,000 shares of Common Stock.

Terms of Options

   The terms of Options granted under the Plan are determined by the Committee at the time of granting an Option. Each Option granted under the Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following terms and conditions.

   Exercise of Options. The Committee determines on the date of grant when Options granted under the Plan become exercisable. Unless otherwise determined by the Committee in its sole discretion and except for Options automatically granted to outside directors as discussed below, no Option is exercisable until the expiration of at least six months from the date of grant. An Option is exercisable by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. The acceptable methods of payment for shares issued upon exercise of an Option are set forth in the option agreement but may include cash, shares of the Company's Common Stock (including shares of Common Stock issuable upon the exercise of the Option) or any combination thereof as determined by the Committee.

   Exercise Price. The exercise price of Options granted under the Plan is determined by the Committee. The exercise price of Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. However, in the case of Incentive Options granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value of the Common Stock on the date of grant. For so long as the Common Stock is traded on the NASDAQ Stock Market or listed on a stock exchange, the fair market value per share will be the closing price on such market or exchange on the date of grant or, if such date is not a business day, on the immediately preceding business day.

   Termination of Employment. If an optionee ceases to serve as an employee of the Company or any subsidiary for any reason other than death or disability, Options may be exercised within three months (or such other period of time as is determined by the Committee) after such termination, but only to the extent that the Options were exercisable on the date of termination.

   Death or Disability. Upon the death or disability of an optionee, Options may be exercised by the optionee or his successor or estate within one year (or such other period of time as is determined by the Committee) from the date of death or disability, but only to the extent that the Options were exercisable on such date.

   Term and Termination of Options. Options expire on the date determined by the Committee as set forth in the agreement, but no option will be exercisable after ten years from the date of grant. An Incentive Option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company may not have a term of more than five years. No Option may be exercised by any person after the expiration of its term.

   Limitation on Transferability. No Option granted under the Plan may be transferred other than by will or the laws of descent and distribution. During the optionee's lifetime, each Option will be exercisable only by the optionee or any permitted transferee.

   Sale or Merger of the Company. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent Option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each option holder shall have the right to exercise the option holder's Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declaring that an Option shall terminate at a date fixed by the Committee provided that the option holder is given notice and opportunity to exercise the then exercisable portion of the option holder's Option prior to such date.

   Grants to Outside Directors. Each person who is or becomes a director of the Company and is neither an employee of the Company, the beneficial owner of more than 10% of the Company's outstanding Common Stock (a "Significant Holder") nor a stockholder, member or partner of any Significant Holder (an "Outside Director") is entitled to receive Nonqualified Options ("Director Options") under the Plan. Individuals who first become Outside Directors after adoption of the Plan will receive Options to purchase 10,000 shares upon first being elected to the Board. Each Outside Director who is a member of the Board immediately after each annual meeting of stockholders is entitled to receive Options to purchase 10,000 shares on the date of such annual meeting, provided that an Outside Director first elected to the Board at such annual meeting or within six months prior thereto will not be eligible for the annual grant otherwise to be made on the date of the Annual Meeting and will instead receive only the initial grant upon first being elected to the Board. The exercise price for all Director Options is 100% of the fair market value of the Common Stock on the date of grant. Director Options are fully exercisable on the date of grant. Director Options terminate upon the earlier to occur of: ten years from the grant date; or three months after the optionee ceases to serve as an Outside Director for any reason.

   Other Provisions. The option agreements may contain such other terms, provisions and conditions not inconsistent with the terms of the Plan as may be determined by the Committee.

Federal Income Tax Consequences

   Based on the advice of counsel, the Company believes that the normal operation of the Plan should generally have, under the Code and the regulations thereunder, all as in effect on the date of this Proxy Statement, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder that may occur after the date of this Proxy Statement. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice, and, among other things, does not cover possible state or local or other federal tax consequences. This description may differ from the actual tax consequences of participation in the Plan.

   An optionee will not have taxable income upon the grant of an Option. In the case of Nonqualified Options, the optionee will recognize ordinary income upon the exercise of the Option in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. The Company will generally be able to take a deduction with respect to this amount as compensation expense for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

   An optionee who receives Incentive Options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be entitled to a deduction in connection with the Option. If, within two years from the date of grant or one year from the date of exercise, the holder of shares acquired upon exercise of an Incentive Option disposes of the shares (a "Disqualifying Disposition"), the optionee will generally realize ordinary income at the time of the Disqualifying Disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the Disqualifying Disposition. The amount realized upon such a Disqualifying Disposition will generally be deductible by the Company for federal income tax purposes.

   If the purchase price upon exercise of an Option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment, and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive Option is made with shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year and one-year periods described above, use of such shares as payment will be treated as a Disqualifying Disposition as described above.

   The Company has the right to deduct from all grants paid in cash or other compensation any taxes required to be withheld with respect to Options under the Plan. The Company may require that the participant pay to it the amount of any required withholding. The Committee may permit the participant to elect to have withheld from any shares issuable to him in connection with the Plan a number of shares with a value equal to the required tax withholding amount, subject to certain conditions and limitations.

Option Grants Under the Plan

   Under the terms of the Plan, if the Plan is approved by the Company's stockholders at the Annual Meeting, each of Sheldon M. Bonovitz, David D. Gathman, Arthur H. Hayes, Jr., M.D., Stephen S. Phillips and John M. Ryan will be granted 10,000 Options under the Plan on the date of the Annual Meeting pursuant to the provisions of the Plan providing for automatic grants to Outside Directors. All such grants will be made at 100% of the fair market value on the date of grant. The Committee has made no other determination as to the Options to be granted, or the number or identity of optionees under the Plan. On March 11, 2003, the closing price of the Company's Common Stock was $_____ as reported on the NASDAQ Stock Market.

Amendment and Termination

   The Committee may terminate or amend the Plan at any time, except that without stockholder approval the Committee may not increase the maximum number of shares which may be issued under the Plan, extend the maximum period during which any Option may be exercised, extend the term of the Plan, amend the employees or classes of employees eligible to receive Options under the Plan, change the minimum Option price or approve any other amendment which would require stockholder approval pursuant to Treasury Regulations Section 1.162-27(e)(4)(vi). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect the participant's rights under an Option previously granted. The Plan terminates upon the earlier of the day preceding the tenth anniversary of the date of its adoption by the stockholders at the Annual Meeting or the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted under the Plan.

Existing Equity Compensation Plans

   The following table presents certain information as of December 31, 2002 regarding compensation plans other than the Plan under which shares of the Company's Common Stock are authorized for issuance:


                                                             Number of securities
                                                               to be issued upon       Weighted-average
                                                                  exercise of         exercise price of       Number of securities
                                                              outstanding options,    outstanding options,   remaining available for
Plan category                                                 warrants and rights    warrants and rights        future issuance
-------------                                                --------------------    --------------------    -----------------------
Equity compensation plans approved by security holders...            1,790,153                 $6.42                   37,635
Equity compensation plans not approved by security
  holders................................................                   --                    --                       --
                                                                 -------------           -----------             ------------
Total....................................................            1,790,153           $      6.42                   37,635
                                                                 =============           ===========             ============


                  APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION
                  AUTHORIZING AN ADDITIONAL 35,000,000 SHARES
                        OF COMMON STOCK, $0.01 PAR VALUE
                                (Proposal No. 3)


Description of the Amendment

   The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company is authorized to issue two classes of stock consisting of 15,000,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of preferred stock, $10.00 par value per share. On February 4, 2003, the Board of Directors determined by resolution that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of the Company's Common Stock from 15,000,000 to 50,000,000 and authorized an amendment to the Certificate to effect the proposed increase. You are being asked to approve the amendment to increase the number of authorized shares of the Company's Common Stock from 15,000,000 to 50,000,000. If this Proposal is approved and the amendment to the Restated Certificate of Incorporation becomes effective, the first paragraph of Article IV of the Restated Certificate of Incorporation, which sets forth the Company's presently authorized capital stock, will be amended to read as follows:

   "The aggregate number of shares which the corporation shall have authority to issue is 50,500,000, by classes and par value of shares as follows:


                                                                                 Par Value
            Class                                                No. of Shares   Per Share
            -----                                                -------------   ---------
          Common ............................................     50,000,000       $ 0.01
          Preferred .........................................        500,000       $10.00


   Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT.

Purpose of the Amendment

   At the close of business on March 11, 2003 there were _______ shares of the Company's Common Stock issued and outstanding and no shares of the Company's preferred stock issued and outstanding. ________ shares of Common Stock were also reserved for options as of the same date. As a result, only ________ shares of Common Stock remained available for future corporate purposes.

   In the opinion of the Board of Directors, the additional authorized shares of Common Stock will benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law or stock exchange requirements), to issue additional shares of Common Stock from time to time to respond to business needs and opportunities as they arise, or for other proper corporate purposes. These needs, opportunities and purposes might include, for example obtaining capital funds through public and private offerings of shares of Common Stock or securities convertible into shares of Common Stock and using shares of Common Stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board of Directors, in its discretion, could in the future declare stock splits or stock dividends or, subject to stockholder approval, increase, establish or extend stock option or stock award plans. If the amendment were postponed until specific needs arose for an amount of shares in excess of the amount of Common Stock authorized for issuance, the Company's ability to respond promptly and effectively might be adversely impacted by the additional expenses and delay resulting from the stockholder approval process.

   If approval of the amendment to the Certificate is received from the Company's stockholders, the Board of Directors anticipates reserving 850,000 shares for grants under the 2003 Stock Option Plan, which is the subject of Proposal 2 in this proxy statement. Though from time to time the Company's Board of Directors considers transactions involving the issuance of shares of Common Stock, except for the foregoing, as of the date of this Proxy Statement, our Board of Directors has no agreement, arrangement or intention to issue any of the shares for which approval is sought. If the proposed amendment to our Restated Certificate of Incorporation is approved by the stockholders, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law, the rules of the NASDAQ Stock Market or other applicable requirements. Further, any such transactions are necessarily contingent upon numerous factors, including without limitation, the number of shares of Common Stock of the Company authorized for issuance, fluctuations in the stock market, the prevailing condition of the overall economy and the market price of the Common Stock.

Effect of the Amendment

   Increasing the number of authorized shares of Common Stock will not have any immediate effect on the rights of current stockholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future stockholder approval of those issuances (except as may be required by applicable law or stock exchange requirements). If the Board of Directors determines that an issuance of shares of the Company's Common Stock is in the best interests of the Company and its stockholders, the issuance of additional shares could have the effect of diluting the earning per share or the book value per share of the outstanding shares of Common
Stock or the stock ownership or voting rights of a stockholder. The holders of the Company's Common Stock have no preemptive right to purchase any of the additional shares of Common Stock when issued.

   The increase in the number of authorized shares of Common Stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Subject to applicable law and stock exchange requirements, the Company could issue shares of authorized and unissued Common Stock in one or more transactions that would make a change of the control of the Company more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The Company is not aware of any pending or proposed transaction involving a change of control of the Company.

Implementing the Proposed Amendment

   If approved by the stockholders at the Annual Meeting, the proposed amendment to our Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Although our Board of Directors intends to file the certificate of amendment as soon as practicable after the Annual Meeting, if, in the judgment of our Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Delaware law and notwithstanding approval of the proposed amendment to the Restated Certificate of Incorporation by the stockholders, our Board of Directors may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS
                                (Proposal No. 4)


   Upon the authority granted by the Board of Directors, the Audit Committee has designated KPMG LLP to be the independent accountants for the year ending December 31, 2003. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. The Company's organizational documents do not require that the Company's stockholders ratify the selection of KPMG LLP as the Company's independent accountants. The Company is doing so because the Board of Directors of the Company believes it is a matter of good corporate practice. If the Company's stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF KPMG LLP AS THE INDEPENDENT ACCOUNTANTS FOR FISCAL 2003. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to made a statement.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be considered at the 2004 Annual Meeting of Stockholders must be received by eRT no later than November 20, 2003. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

   In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2004 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 3, 2004.

   The Board knows of no other matters that may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their judgment on such matter.

   Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.

                                     By Order of the Board of Directors,


                                     /s/ ANNA MARIE PAGLIACCETTI

                                     ANNA MARIE PAGLIACCETTI
                                     Vice President, General Counsel and
                                     Secretary

March 20, 2003

                                                                      APPENDIX A

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO ITEM 10 OF
SCHEDULE 14A. THIS APPENDIX WILL NOT BE PROVIDED TO SHAREHOLDERS.

                            eResearchTechnology, Inc.

                             2003 Stock Option Plan



1. Purpose

         The purpose of the 2003 Stock Option Plan (referred to herein as the "Plan") of eResearchTechnology, Inc. (the "Company") is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries (as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) may be given an opportunity to purchase shares of common stock of the Company ("Common Stock"). The Plan is intended to promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons, and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.

2. Administration

         A. General. The Plan shall be administered by a Committee consisting of not less than two directors (the "Committee") to be appointed from time to time by the Board of Directors. Membership on the Committee shall in any event be limited to those members of the Board who (i) are "Non-Employee Directors" as defined in the regulations promulgated by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor statute or regulation, and (ii) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have the power to select option holders, to establish the number of shares and other terms applicable to each such option, to construe the provisions of the Plan and to adopt rules and regulations governing the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders of stock options ("Stock Options") granted under the Plan. All power and authority granted hereunder to the Committee may, at the discretion of the Board of Directors, be exercised by the Board of Directors, and unless the context clearly indicates otherwise, all references herein to the "Committee" shall be deemed to refer to the Board of Directors in the absence of the appointment of the Committee or in the event of the exercise by the Board of Directors of the Committee's power and authority. The members of the Board of Directors or the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or to any Stock Option granted pursuant thereto.

         B. Additional Powers. The Committee may: (i) modify or restrict exercise procedures and any other Plan procedures; (ii) establish local country plans as subplans to this Plan, each of which may be attached as an Appendix hereto and to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of awarding Stock Options in jurisdictions outside the United States under such a subplan, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States; (iii) take any action, before or after a Stock Option is granted, which it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided that the Committee may not take any action hereunder which would violate any securities law or any governing statute.

3. Eligibility

         The persons who shall be eligible to participate in this Plan and receive Stock Options hereunder shall be the Company's directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee shall from time to time determine. An eligible individual may receive more than one award of stock options under the Plan.

4. Allotment of Shares

         Subject to Section 6.A(v) of the Plan, the shares of the Common Stock, $0.01 par value, of the Company that may be issued under the Plan shall be 850,000 shares. Such shares may be authorized and unissued shares (that are not reserved for any other purpose) or shares issued and subsequently reacquired by the Company. Without limiting the generality of the foregoing, whenever the Company receives shares of Common Stock in connection with the exercise of or payment for any Stock Options granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. Shares that by reason of the expiration of a Stock Option or otherwise are no longer subject to purchase pursuant to a Stock Option granted under the Plan may be available for subsequent grants of Stock Options under the Plan. Notwithstanding anything to the contrary set forth in the Plan, the maximum number of shares of Common Stock for which Stock Options may be granted to any employee in any calendar year shall be 150,000 shares.

5. Effective Date and Term of Plan

         The effective date of the Plan is the date on which it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented by proxy and entitled to vote at a meeting of stockholders or, if action is by written consent in lieu of a meeting of stockholders, by the consent of the holders of a majority of the outstanding shares of Common Stock of the Company. The Plan shall terminate one day before the tenth anniversary of the effective date, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the option holder, any of the rights or obligations of any Stock Option theretofore granted under the Plan, except or specifically authorized herein.

6. Terms and Conditions

         A. All Stock Options

                  Stock Options granted pursuant to this Plan shall be evidenced by Stock Option agreements in such form not inconsistent with the Plan as the Committee shall from time to time approve. Nothing in this Plan or any Stock Option granted hereunder shall govern the employment rights and duties between the option holder and the Company or subsidiary. Neither this Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties. The following shall also apply to all Stock Options granted under the Plan.

                  (i) Option Price

                           The option price per share of Common Stock for each
Stock Option shall be determined by the Committee, consistent with the provisions of this Plan.

                  (ii) Time of Exercise of Option

                           Except as otherwise set forth herein, the Committee
shall establish the option period and time or times within the option period when the Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof. Unless otherwise determined by the Committee in its sole discretion, no Stock Option shall be exercisable until after the expiration of six months from the date of grant. The Committee may in its discretion accelerate the time or times when any particular Stock Option held by said option holder may be so exercised so that such time or times are earlier than those originally provided in the Stock Option agreement, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. In all cases, exercise of a Stock Option shall be subject to the provisions of Section 6A(vi).

                  (iii) Payment and Manner of Exercise

                           The entire option price shall be paid at the time the
Stock Option is exercised. To the extent that the right to purchase shares of Common Stock has accrued hereunder, Stock Options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the Stock Option is being exercised and the time of delivery thereof, in accordance with such administrative procedures as may from time to time be specified by the Committee. Such notice of exercise shall be accompanied by full payment for the shares by: (1) certified or official bank check or the equivalent thereof acceptable to Company; (2) at the sole discretion of the Committee, by tendering to the Company shares of Common Stock, or requesting the Company to accept shares to be acquired by exercising the Stock Option, having an aggregate fair market value, determined by the Company at the date of payment, equal to the option price, provided that such shares are not subject to any pledge or other security interest; (3) at the sole discretion of the Committee, by permitting the option holder to deliver written notice to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the option price; or (4) at sole discretion of the Committee, any combination of the foregoing.

                           Upon exercise, the Company shall deliver to the
option holder (or other person entitled to exercise the Stock Option), at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such periods as may be required for it with reasonable diligence to comply with any requirements of law; and provided further that in the event the Common Stock that is issuable upon exercise is not registered under the Securities Act of 1933 (the "Act"), then the Company may require that the registered owner deliver an investment representation in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. There shall be no obligation or duty for the Company to register under the Act at any time the Common Stock issuable upon exercise of the Stock Option. If the option holder (or other person entitled to exercise the Stock Option) fails to accept delivery, the option holder's payment shall be returned and the right to exercise the Stock Option with respect to such undelivered shares shall be terminated.

                           The Committee may also, in its discretion and subject
to prior notification to the Company by an option holder, permit an option holder to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the option holder will simultaneously exercise the Stock Option and sell the shares acquired thereby through the Company's transfer agent or such brokerage firm and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Stock Option has been exercised.

                           The Company may, at any time, offer to buy out one or
more Stock Options for payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the option holder at the time that such offer is made.

                  (iv) Non-Transferability of Stock Option

                           A Stock Option by its terms shall not be assignable
or transferable by the option holder otherwise than by will or by the laws of descent and distribution.

                  (v) Adjustment in Event of Recapitalization of the Company

                           (a) Changes in Capitalization. Subject to any
required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Stock Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Option, including the maximum number of shares of Common Stock for which Stock Options may be granted to any employee in any calendar year, as well as the price per share of Common Stock covered by each such outstanding Stock Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or other similar event that affects the Common Stock such that an adjustment is required to preserve or prevent enlargement of the benefits or potential benefits made available under the Plan. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Option.

                           (b) Dissolution or Liquidation. In the event of the
proposed dissolution or liquidation of the Company, all outstanding Stock Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Stock Option shall terminate as of a date fixed by the Committee and give each option holder the right to exercise the option holder's Stock Option as to all or any part of the shares of Common Stock covered by the Stock Option, including shares as to which the Stock Option would not otherwise be exercisable.

                           (c) Sale or Merger. In the event of a proposed sale
of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing a Stock Option to be assumed or an equivalent Stock Option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each option holder shall have the right to exercise the option holder's Stock Option as to all of the shares of Common Stock covered by the Stock Option, including shares as to which the Stock Option would not otherwise be exercisable, or (iii) declaring that a Stock Option shall terminate at a date fixed by the Committee provided that the option holder is given notice and opportunity to exercise the then exercisable portion of the option holder's Stock Option prior to such date.

                  (vi) Rights after Termination of Employment

                           In the event of termination of employment due to any
cause other than death or disability, rights to exercise the Stock Option to the extent otherwise exercisable on the date of termination of employment, or to any greater extent permitted by the Committee, shall terminate three months following cessation of employment. In the event of termination of employment due to disability (within the meaning of Section 22(e)(3) of the Code) or death, such option holder or executor, administrator or devisee of an option holder, shall have the right to exercise such Stock Option (to the extent otherwise exercisable on the date of death or disability) at any time within one year after cessation of employment by reason of such disability or death. In the event of termination of employment for any reason, including death or disability, any portion of the Stock Option not exercisable on the date of such termination of employment shall expire unless otherwise provided by this Plan or the Committee in its sole discretion.

                  (vii) Fair Market Value

                           "Fair Market Value" on any date means: (a) if the
Common Stock is listed on a national securities exchange, the closing price reported as having occurred on the primary exchange with which the Common Stock is listed and traded; (b) if the Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq Stock Market on a last sale basis, the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (c) if the Common Stock is not listed on a national securities exchange nor quoted in the Nasdaq Stock Market on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock in accordance with the Code and regulations promulgated thereunder.

         B. Non-Qualified Stock Options

                  The Committee may, in its discretion, grant Stock Options under the Plan which, in whole or in part, do not qualify as incentive stock options under Section 422 of the Code ("Non-Qualified Options"). The terms and conditions of the Non-Qualified Options shall be governed by Section 6A above.

                  (i) Option Price

                           The option price per share for each Non-Qualified
Option shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted. The fair market value shall be determined as set forth in Section 6A(vii) above.

         C. Incentive Stock Options

                  The Committee may, in its discretion, grant Stock Options under the Plan, which qualify, in whole or in part, as incentive stock options ("Incentive Stock Option") under Section 422 of the Code. In addition to the terms and conditions set forth in Section 6A above, the following terms and conditions shall govern any Incentive Stock Option issued under the Plan.

                  (i) Maximum Fair Market Value of Incentive Stock Options

                           No option holder may have Incentive Stock Options
that become exercisable for the first time in any calendar year (under all Incentive Stock Option plans of the Company and its subsidiary corporations) with an aggregate fair market value (determined as of the time such Incentive Stock Option is granted) in excess of $100,000.

                  (ii) Option Price

                           The option price per share for each Incentive Stock
Option shall be 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted; provided, however, that in the case of the grant to an option holder who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the option price of such Stock Option shall be at least 110% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. The Fair Market Value shall be determined as prescribed in Section 6A(vii) above.

                  (iii) Period of  Stock Option

                           Each Incentive Stock Option shall expire ten years
from the date it is granted or at the end of such shorter period as may be designated by the Committee on the date of grant; provided, however, that in the case of the grant of an Incentive Stock Option to an option holder who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such Stock Option shall not be exercisable after the expiration of five years from the date it is granted.

                  (iv) Eligible Participants

                           Incentive Stock Options may be issued only to
employees of the Company or its parent or subsidiary corporation or corporations.

                  (v) Interpretation

                           No term of the Plan relating to Incentive Stock
Options shall be interpreted, amended, or altered, nor shall any direct discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

         D. Substitution of Options.

                  Options may be granted under the Plan from time to time in substitution for Stock Options held by employees of other corporations who are about to become, and who do concurrently with the grant of such Stock Options become, employees of the Company or a subsidiary of the Company as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or the acquisition by the Company or a subsidiary of the Company of the assets of the employing corporation or the acquisition by the Company or a subsidiary of the Company of stock of the employing corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Stock Options in substitution for which they are granted.

7. Fixed Option Grants to Outside Directors.

         A. Defined Terms

                  (i) The term "Outside Directors" as utilized herein refers to any individual who serves as a member of the Board of Directors of the Company and who is neither (a) an employee of the Company, (c) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a "Significant Holder"), or (c) a stockholder, member or partner of any entity which itself is a Significant Holder

                  (ii) The term "Annual Meeting" as utilized herein refers to an Annual Meeting of Stockholders of the Company.

         B. Initial Grants

                  Each Outside Director initially elected to the Board of Directors after the effective date of the Plan shall be automatically granted, on the date of such election, an option to acquire 10,000 shares of the Common Stock of the Company.

         C. Annual Grants

                  Commencing with the 2003 Annual Meeting, each Outside Director who is a member of the Company's Board of Directors immediately following an Annual Meeting shall be automatically granted, on the date of the Annual Meeting, an option to acquire 10,000 shares of the Common Stock of the Company, provided that an Outside Director first elected to the Board of Directors at such Annual Meeting or within six months prior to such Annual Meeting shall not be eligible for the annual grant otherwise to be issued at the date of such Annual Meeting.

         D. Terms of Fixed Option Grants

                  Stock Options granted pursuant to this Section 7 will be subject to all of the terms and conditions of the Plan. In addition, each such Stock Option granted pursuant to this Section 7 shall also be subject to the following terms and conditions:

                  (i) The option price per share shall be 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. The Fair Market Value shall be determined as prescribed in Section 6A(vii) above;

                  (ii) Each option will be immediately exercisable upon grant;

                  (iii) Shares of Common Stock received upon exercise of the option granted pursuant to this Section 7 may not be sold, transferred, assigned, pledged or otherwise disposed of until at least six months and one day after the date of grant;

                  (iv) Each option will expire upon the earlier of (a) ten years from the date of grant or (b) three months after the Outside Director ceases to serve as a director for any reason; and

                  (v) No Stock Option granted under this Section 7 shall constitute an Incentive Stock Option.

8. Amendment of Plan

         The Committee, within its discretion, shall have authority to amend the Plan and the terms of any Stock Option issued hereunder at any time, subject to any required stockholder approval or any stockholder approval that the Committee may deem advisable for any reason, such as for the purpose of obtaining or retaining the statutory or regulatory benefits under tax, securities or other laws as satisfying any applicable stock exchange or Nasdaq listing requirement. The Committee may not, without the consent of the option holder alter or impair any right or obligation under any Stock Option previously granted under the Plan, except as specifically authorized herein.

9. Rights of a Shareholder

         The recipient of any Stock Option under the Plan, unless otherwise provided by the Plan or the Stock Option agreement, shall have no rights as a shareholder unless and until certificates for shares of Common Stock are issued and delivered to him.

10. No Guaranty of Employment or Participation

         Nothing contained in the Plan or in any Stock Option agreement entered into pursuant to the Plan shall confer upon any option holder the right to continue in the employment of the Company or any subsidiary of the Company or affect any right that the Company or any subsidiary of the Company may have to terminate the employment of such option holder. No person shall have a right to be selected to participate in the Plan or, having been so selected, to receive any future Stock Option grants.

11. Withholding

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If and to the extent authorized by the Committee, in its sole discretion, an option holder may make an election, by means of a form of election to be prescribed by the Committee, to have shares of Common Stock that are acquired upon exercise of a Stock Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the option holder to the Company at the time of exercise of a Stock Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of a Stock Option. Any such election shall be irrevocable and shall be subject to termination by the Committee, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

12. Non-Uniform Determinations

         The Committee's determinations under the Plan (including without limitation determinations of the persons to receive options, the form, amount and timing of such grants, the terms and provisions of options and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Stock Options under the Plan whether or not such persons are similarly situated.

13. Reservation of Shares

         The Company, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.



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

14. Effect on Other Plans

         Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary of the Company. Any Stock Options granted pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary of the Company unless specifically provided.

15. Forfeiture

         Notwithstanding anything to the contrary in the Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any option holder, that the option holder has been engaged in fraud, embezzlement, theft or commission of a felony or retention by the Company or any subsidiary of the Company or that the option holder has willfully disclosed confidential information of the Company or any subsidiary of the Company and that such disclosure damaged the Company or any subsidiary of the Company, the option holder shall forfeit all unexercised Stock Options and all exercised Stock Options under which the Company has not yet delivered the certificates. The decision of the Committee in interpreting and applying the provisions of this Section 14 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such option holder by the Company or any subsidiary of the Company in any manner.

16. No Prohibition on Corporate Action

         No provision of the Plan shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on the Plan or any Stock Options granted hereunder, and no option holder or option holder's estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

17. Indemnification

         With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his or her being or having been a member of the Committee or the Board, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.



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

18. Miscellaneous Provisions

         A. Compliance with Plan Provisions. No option holder or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any Stock Option until a written option agreement shall have been executed by the Company and the option holder and all the terms, conditions and provisions of the Plan and the Stock Option applicable to such option holder (and each person claiming under or through him) have been met.

         B. Approval by Company. In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Stock Option unless the Company's General Counsel or Chief Financial Officer shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

         C. Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to awards granted under the Plan, it is the intention of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that, if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

         D. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregations of assets under the Plan.

         E. Effects of Acceptance of Stock Option. By accepting any option or other benefit under the Plan, each option holder and each person claiming under or through him shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board and/or the Committee or its delegates.

         F. Construction. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

         G. Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Stock Options hereunder, and the other obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by all regulatory or governmental agencies as may be required. The Company, in its discretion, may postpone the granting and exercising of Stock Options, the issuance or delivery of Common Stock under any Stock Option, or any other action sanctioned under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation and may require any option holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Stock Option or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Stock Option under this provision shall not extend the term of such Stock Option. The Company, the Committee and the other directors or officers of the Company shall not have any obligation or liability to an option holder with respect to any Stock Option (or Common Stock issuable thereunder) that shall lapse because of such postponement. Likewise, the Committee may postpone the exercise of Stock Options, the issuance or delivery of Common Stock under any Stock Option, and any action sanctioned under the Plan to prevent the Company or any affiliate from being denied a federal income deduction with respect to any Stock Option other than an Incentive Stock Option.



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

         H. Governing Law. The Plan and all stock option agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

         I. No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in connection with any Stock Option shall be treated as compensation for purposes of calculating an option holder's rights and benefits under such plan, policy or program.

         J. No Constraint on Corporation Action. Nothing in this Plan shall be construed to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or, except as provided in
Section 8, to limit the power or right of the Company or any affiliate to take any action which such entity deems to be necessary or appropriate.

         K. Beneficiary Designation. Each option holder under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the option holder's death. Each designation will revoke all prior designations by the same option holder, must be in a form prescribed by the Committee, and will be effective only when filed by the option holder in writing with the Committee during the option holder's lifetime. In the absence of any such designation, benefits remaining unpaid at an option holder's death shall be paid to or exercised by the option holder's surviving spouse, if any, or otherwise to or by his or her estate.









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